EXHIBIT 99.1

News Release Sunoco, Inc. 1818 Market Street Philadelphia, PA 19103-7583

For further information contact

Thomas Golembeski (media) 215-977-6298

Clare McGrory (investors) 215-977-6764

SUNOCO ANNOUNCES DISTRIBUTION RATIO FOR SPECIAL STOCK

DIVIDEND TO SHAREHOLDERS

PHILADELPHIA, January 9, 2012—Sunoco, Inc. (NYSE: SUN) today announced the distribution ratio for the previously announced special stock dividend to its shareholders of its equity interest in SunCoke Energy, Inc. (NYSE: SXC). Sunoco shareholders will receive 0.53046456 of a share of SunCoke common stock for every share of Sunoco common stock held as of the close of business on January 5, 2012.

The distribution by Sunoco of the special stock dividend will be made on January 17, 2012 in the form of a pro rata common stock dividend to all Sunoco shareholders of record on the January 5, 2012 record date. No fractional shares of SunCoke common stock will be distributed. Instead, Sunoco shareholders will receive cash in lieu of any fraction of a share of SunCoke common stock that they otherwise would have received.

Information Regarding the Distribution

No vote or action is required by Sunoco shareholders to receive the special stock dividend of SunCoke common stock. Sunoco shareholders of record on the record date will receive account statements reflecting their ownership interest in shares of SunCoke common stock. The SunCoke common stock issued in the distribution will be in book-entry form. Sunoco shareholders who hold their shares through brokers or other nominees will have their shares of SunCoke common stock credited to their accounts by their nominees or brokers. For additional information, registered shareholders in the United States and Canada should contact Sunoco’s transfer agent, Computershare Trust Company, N.A., 1-800-888-8494. Shareholders from outside the United States may call 1-781-575-2724. Shareholders who hold their shares through brokers or other nominees should contact their brokers or other nominees directly.

An information statement describing the distribution is being mailed to Sunoco shareholders. The information statement and answers to frequently asked questions (FAQs) will also be available under the Investor Relations tab on Sunoco’s website at www.sunocoinc.com and SunCoke’s website at www.suncoke.com.

Trading in Shares of Sunoco Common Stock Between the Record Date and the Distribution Date

From the record date and up to and including the distribution date, there will be two markets in shares of Sunoco common stock and SunCoke common stock: (1) a “regular way” market and (2) a “when-issued” market. Shares of Sunoco common stock that trade on the regular way market will carry an entitlement to the special stock dividend of shares of SunCoke common stock. Therefore, persons who own shares of Sunoco common stock and sell those shares on the regular way market prior to or on the January 17, 2012 distribution date, also will be selling the right to receive the special stock dividend of shares of SunCoke common stock. Such persons should consult with their financial advisors regarding the specific implications of selling shares of Sunoco common stock prior to, or on, the distribution date.

The New York Stock Exchange authorized a when-issued market for Sunoco common stock, which commenced on January 3, 2012, two business days prior to the record date. Shares of Sunoco common stock trading in the when-issued market do so without the right to receive shares of SunCoke common stock in connection with the distribution. A when-issued market for the shares of SunCoke common stock to be distributed in the distribution also commenced on January 3, 2012 on the New York Stock Exchange.

U.S. Federal Income Tax Consequences

Sunoco has obtained a private letter ruling from the U.S. Internal Revenue Service to the effect that the distribution by Sunoco of the shares of SunCoke common stock held by Sunoco to shareholders will qualify for U.S. federal income tax purposes as a distribution in which Sunoco shareholders will not recognize gain or loss, except with respect to any cash received in lieu of fractional shares of SunCoke common stock. Sunoco shareholders should consult their own tax advisors, regarding the particular tax consequences of the distribution to them in their specific circumstances, including the applicability and effect of any U.S. federal, state and local, and foreign tax laws. Sunoco will provide its shareholders with information to enable them to compute their tax basis in both Sunoco common stock and SunCoke common stock. This information will be posted under the Investor Relations tab on Sunoco’s website at www.sunocoinc.com and SunCoke’s website at www.suncoke.com.

About Sunoco

Sunoco is a leading transportation fuel provider with a network of branded retail locations in 24 states. The company is also the General Partner of and has a 34 percent interest in Sunoco Logistics Partners, L.P. (NYSE: SXL) an owner and operator of pipelines and product terminals.

Forward-Looking Statements

Statements made in the foregoing release that are not historical facts are forward-looking statements intended to be covered by the safe harbor provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements are based upon assumptions by Sunoco concerning future conditions, any or all of which ultimately may prove to be inaccurate, and upon the current knowledge, beliefs and expectations of Sunoco’s management.

The reader should not place undue reliance on such forward-looking statements, which speak only as of the date of this press release. These forward-looking statements are not guarantees of future performance. Forward-looking statements are inherently uncertain and involve significant risks and uncertainties that could cause actual results to differ materially from those discussed in this release. Such risks and uncertainties include economic, business, competitive and/or regulatory factors affecting Sunoco’s business, as well as uncertainties related to the outcomes of pending or future litigation, legislation, or regulatory actions. Unpredictable or unknown factors not discussed in this release also could have material adverse effects on forward-looking statements.

In accordance with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, Sunoco has included in its Annual Report on Form 10-K for the year ended December 31, 2010 and in its subsequent Form 10-Q and Form 8-K filings, cautionary language identifying important factors (though not necessarily all such factors) that could cause future outcomes to differ materially from those set forth in the forward-looking statements. For more information concerning these factors, see Sunoco’s Securities and Exchange Commission filings, available on Sunoco’s website at www.sunocoinc.com. Sunoco expressly disclaims any obligation to update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.

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